[Letterhead of Schwabe, Williamson & Wyatt, P.C.]

                                January 31, 1997



Board of Directors
Oregon Metallurgical Corporation
530 34th Avenue, S.W.
Albany, Oregon 97321

          Re: Oregon Metallurgical Corporation 1996 Employee Stock Option Plan Registration Statement on Form S-8

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 ("Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 252,000 shares ("Shares") of the common stock, $1.00 par value, of Oregon Metallurgical Corporation ("Company"), none of which are issued and outstanding as of this date, but which are issuable upon exercise of options to be granted under the Oregon Metallurgical Corporation 1996 Employee Stock Option Plan ("Plan").

          In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following: the Company's Restated Articles of Incorporation, as amended and certified by the Oregon Secretary of State on August 14, 1996; Bylaws of the Company, as amended; the Plan; the form of Stock Option Grant Agreement ("Grant Agreement"); and the minutes of the meetings of the Company's Board of Directors at which resolutions pertaining to the adoption or approval of the Plan were approved. With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

          Based upon the foregoing, we are of the opinion, that, upon the exercise of options granted pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement, and each in accordance with the Plan and each Grant Agreement, the Shares will be legally issued, fully paid and non-assessable securities of the Company.

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Oregon Metallurgical Corporation
January 31, 1997
Page 2

          We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares. The opinions are limited to the law of the state of Oregon and the Federal law of the United States.

          This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

          We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the Shares.


                                Respectfully submitted,


                                /s/ Schwabe, Williamson & Wyatt, P.C.
                                Schwabe, Williamson & Wyatt, P.C.